EXHIBIT 10.2

GEVITY HR
600 301 Blvd. W.,
P.O. Drawer 25020
Bradenton, FL 34206
(941) 748-4540

Date: _________

Dear:________________

Pursuant to the terms and conditions of the company’s 1997 Stock Incentive Plan (the ‘Plan’), you have been a granted a Non-Qualified Option to purchase ________shares (the ‘Option’) of common stock as outlined below.

Granted To:_____________________

Grant Date: ______________________

Options Granted:

Exercise Price per Share:_______________     Total Cost to Exercise:________________

Expiration Date:________________________

        The Option Shares shall become vested in accordance with the following Vesting Schedule. All or a portion of the Option Shares may become vested on an earlier date as provided in the attached Terms and Conditions. Options cease to vest upon termination of service.

         Vesting Schedule:________________________

        Option Period: Vested Options may be exercised on or before the last day of service and up to 90 days following termination of service, but no later than the expiration date of the Option. If termination of service is due to Death or Disability, vested options may be exercised for up to 12 months after the optionee ceased to be a Board Member of the Company or Subsidiary. See attached Terms and Conditions for other limitations that may apply to exercising the Option.

        By my signature below, I hereby acknowledge receipt of the Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature: ____________________________    Date: ________________

Keep the optionee statement and one copy of the award letter for your records. Please sign the extra copy of the award letter and return it to the Corporate Controller

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.